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                                                                    Exhibit 10.8

                               THE PROVIDENT BANK
                  BOARD OF MANAGERS VOLUNTARY FEE DEFERRAL PLAN

     The Provident Bank ("Bank"), amends and restates this Board of Managers Voluntary Fee Deferral Plan ("Plan") effective October 23, 1997 , to enable any non-employee member of the Board of Managers ("eligible member") to defer future fees payable to them for their service as a member of the Bank Board of Managers.

     1. Election to Defer. Any eligible member may participate in this Plan by executing a form of deferral election, a copy of which is annexed hereto as Exhibit "A", under which each calendar year the eligible member can elect irrevocably to defer the receipt of all (but not less than all) of any fees that may be paid to the member. In no event shall any deferral of fees be permitted which the eligible member would otherwise have the unrestricted right to receive currently. Except for the first year of the Plan, any election by an eligible member to defer future fees shall be made in the calendar year next preceding the calendar year the fees would be earned. Subject to the provisions of the Plan, an eligible member's election shall specify in the deferral election form when and in what manner distribution shall be made of any deferred fees. If the eligible member fails to choose a year of distribution, it shall be deemed to be the year of his normal retirement. If the eligible member fails to specify a form of payment, he shall be deemed to have

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elected a lump-sum distribution.

     2. Period of Deferral. An eligible member may defer his fees to a future year as selected by him. However, in no event shall any fee otherwise payable on account of any year after 1997 be deferred so that the distribution begins beyond the year of the eligible member's normal retirement from the Board of Managers.

     3. Investment and Adjustment of Deferred Fees. Subject to Paragraph 6, any fees deferred pursuant to an eligible member's election as aforesaid shall be credited to a separate account maintained in the name of such member. The value of each account shall be credited monthly with interest at the then prevailing Wall Street Prime Rate. For purposes of making any distribution under paragraph 4 below the value of an eligible member's interest in the account shall be its value, adjusted with interest as aforesaid, as of the last day of the month next preceding the month distribution occurs.

     4. Payment of Deferred Fees. Except as otherwise provided in this paragraph, or in the case of a "Change in Control" described in paragraph 5, the amount of an eligible member's separate account (adjusted as provided in paragraph 3) shall be distributed to the eligible member in a lump-sum or in annual installments after such number of years or after retiring from the Board of Managers as he may elect in accordance with paragraph 2, or, in the event of his death or total disability, in a lump-sum to the member or to the person

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or persons designated by the eligible member to receive such distribution. An eligible member who wishes to receive a distribution of his separate account in installments may elect to receive it in annual installments over a period of three (3) years. If distribution is to be made in annual installments, the amount of each installment shall be equal to the adjusted value of the eligible member's separate account determined in accordance with paragraph 3 above multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining to be made. If an eligible member's service is terminated but he has not attained age 65, the undistributed balance of his account shall be paid to him in a single lump sum within a reasonable time following termination of service. If an eligible member's service is terminated on or after age 65, he shall receive the balance of his separate account at such time and in such form as he has elected or, the Board of Managers may, in its sole discretion, after receipt of a written request by such member, pay the undistributed balance of such member's separate account in a single lump sum within a reasonable time following termination of service.

     5. Distribution in the Event of a Change in Control. Notwithstanding any other provision of this Plan or of any election made by an eligible member with respect to the period of any fee deferral or the form and timing of any distributions from his separate account, the undistributed

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balance thereof shall be distributed to him within 60 days after the date of a
"Change in Control" as hereafter defined. For purposes hereof, a "Change in Control" shall be deemed to have occurred if The Provident Bank is merged or consolidated with, or acquired or controlled by, any person, company or financial institution; provided, however, that no Change in Control shall be deemed to have occurred as a result of the following events: (a) a merger or consolidation of The Provident Bank with one or more financial institutions in which The Provident Bank is the "receiving savings bank" (as defined in N.J.S.A. 17:9A-205 (B)(2)), or in which The Provident Bank is otherwise deemed to be the successor entity; (b) a conversion of The Provident Bank into a capital stock savings bank pursuant to federal or state law, provided that the capital stock savings bank (or its parent holding company) is not "controlled" by any person or company, as defined in the federal Bank Holding Company Act (other than mutual holding company formed by The Provident Bank); (c) the formation of a mutual holding company and subsidiary capital stock savings bank by The Provident Bank, provided that at least a majority of the capital of the subsidiary capital stock savings bank or its parent holding company is owned by the mutual holding company; or (d) a charter conversion by The Provident Bank into any other form of state or federally-chartered financial institution.

     6. Rights of Eligible Member or Other Distributee.

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Nothing contained herein, and no action taken pursuant to the provisions hereof shall create, or be deemed to create a trust of any kind, or to establish any fiduciary relationship between the Bank and any eligible member or other distributee. All payments made pursuant to this Plan shall be made from the general assets of the Bank. A separate account established hereunder shall be for record keeping purposes. Fees which have been deferred will be recorded as a liability on the Bank's general ledger when earned, but no funds shall be set aside for payment of the liability. Deferred fees shall be subject to the claims of the Bank's general creditors at all times prior to distribution. To the extent that any person acquires a right to receive payments from the Bank under the provisions hereof, such right shall be no greater than the right of an unsecured general creditor of the Bank.

     7. Designation of Beneficiary. An eligible member may designate one or more person or persons to receive the undistributed balance of his deferred fees in the event of his death by executing and delivering to the Bank a beneficiary designation form, a copy of which is annexed hereto as Exhibit "B", and may change and successively change any such designation by executing a subsequent beneficiary designation form. Unless the beneficiary designation form indicates otherwise, any designation of beneficiary shall be deemed to apply to the undistributed balance of all of the eligible

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member's prior deferrals. If there is no valid beneficiary designation on file with the Bank on the date of death of the eligible member, the undistributed balance of deferred fees shall be paid to the personal representative of his estate.

     8. Nonassignability of Benefits. Neither the eligible member nor any other person shall have any power or right to assign, anticipate, hypothecate or otherwise encumber any deferred fees payable by the Bank hereunder, nor shall any such fees be transferable by operation of law in the event of the bankruptcy or insolvency of the eligible member or other person.

     9. Administration of the Plan. The Board of Managers shall have the exclusive authority to manage and control the operation and administration of the Plan and shall be the named fiduciary as described in section 402(a) of the Employee Retirement Income Security Act of 1974. The Board of Managers shall make all determinations regarding the right of any person to receive a benefit under the Plan and to determine the amount and time of distribution thereof in accordance with the provisions of this Plan and the eligible member's election. The interpretation and construction of this Plan by the Board of Managers, and any action taken hereunder, shall be binding and conclusive upon the eligible member and any other person claiming any rights hereunder. The Board of Managers may from time to time delegate to such person or persons or to such

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committee as it shall designate any one or more of its administrative duties under the Plan.

     10. Right to Amend and Terminate the Plan. The Bank reserves the right to amend the Plan in whole or in part and to terminate the Plan at any time, provided that no such action shall affect the rights of any eligible member or other person to receive payment of benefits in accordance with the terms of the Plan as in effect on the day immediately preceding the effective date of such amendment or termination.

     11. Special Terms, Gender and Number. Whenever used herein, the term "Board of Managers" shall mean the Board of Managers of The Provident Bank. The term "normal retirement" means the date of the Board of Managers Annual Meeting after the manager attains his seventieth birthday. The term "total disability" shall mean a physical or mental condition that renders an eligible member incapable of carrying out the ordinary duties and responsibilities of his usual occupation. Whenever the context shall require, the masculine gender shall be construed to include the feminine and the singular number the plural.

     12. Incompetency. If the Board of Managers determines that an eligible member (or the designated beneficiary of an eligible member) is unable to manage his affairs, it may, in its sole discretion, pay any amount due to such person to the individual or institution then providing for the care,

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maintenance and support of such person, unless prior to such payment claim shall be made therefor by a duly appointed guardian, committee or other legal representative designated to receive such payment on behalf of such person.

     13. Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of New Jersey to the extent not inconsistent with applicable federal law.

     IN WITNESS WHEREOF, The Provident Bank has adopted this Plan effective as of October 23, 1997.

                                                     THE PROVIDENT BANK


                                                     By: /s/ Paul M. Pantozzi
                                                         -----------------------
                                                     Its President

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